Exhibit 99

Pall Corporation Reports Second Quarter EPS Up Over 50%
on Sales Increase of 15%

Port Washington, NY (March 10, 2011) -- Pall Corporation (NYSE:PLL) today reported financial results for the second quarter of fiscal 2011 which ended on January 31, 2011.

Sales and Earnings Overview

Second quarter sales were $645.2 million, a 15.1% gain over last year. Sales in local currency ("LC") increased 15.7%. Foreign currency translation reduced reported sales by 0.6%.

Diluted earnings per share (“EPS”) were $0.64, compared to $0.42 last year, an increase of 52%. Pro forma EPS were $0.68 excluding restructuring and other charges (“Discrete Items"). This compares to $0.42 last year, for an increase of 62%. The estimated impact of foreign currency translation increased both measures of fiscal year 2011 EPS by $0.01 in the quarter.

For the six months, sales increased 12.9% over last year. Sales in LC increased 14.0%. Foreign currency translation reduced reported sales in the six months by 1.1%. Diluted EPS were $1.25, a 28% increase compared to $0.98 for the same period last year. Pro forma EPS, excluding Discrete Items, were $1.29, a 57% increase compared to $0.82 a year earlier (which also excluded items reducing interest expense and provision for income taxes). The estimated impact of foreign currency translation increased both measures of fiscal year 2011 EPS in the six months by $0.01.

Eric Krasnoff, Chairman, CEO and President, said, “The Company’s execution of its strategic growth initiatives continues to yield positive results.

Sales growth from the first to the second quarter accelerated from 12% to over 15% in LC. Growth was broadly based by both market and geography. The BioPharmaceuticals and Microelectronics markets outperformed expectations in the quarter. All Industrial markets in the Western Hemisphere posted strong performance, collectively growing 42.5%.

Overall, sales increased 14% in LC in Life Sciences and nearly 18% in Industrial. Within Life Sciences, BioPharmaceuticals grew over 23%. Within Industrial, the Energy & Water and Microelectronics markets each grew over 20%. Sales in Aeropower increased more than 11%.

Orders remained strong. Life Sciences and Industrial orders increased 12% and 19%, respectively. At the end of the quarter, backlog growth was over 20%.

Operating margins continued their upward trend, reaching 17.8% as gross margin climbed to 51.5%.

These results demonstrate that Pall is on the right track and business is accelerating.”

Life Sciences – Second Quarter Highlights

(Dollar Amounts in Thousands and Discussion of Sales and Orders Changes are in Local Currency)

			%	% CHANGE
Sales:	JAN. 31, 2011	JAN. 31, 2010	CHANGE	IN LC
BioPharmaceuticals	$179,550	$146,972	22.2	23.6
Medical	102,305	100,451	1.8	3.3
Food & Beverage	52,359	49,876	5.0	7.5
Total Life Sciences segment	$334,214	$297,299	12.4	14.0

Gross profit	$184,726	$166,661
% of sales	55.3	56.1
Operating profit	$83,650	$68,360
% of sales	25.0	23.0

BioPharmaceuticals: Sales in Pharmaceuticals increased 25.1% reflecting Pall’s leading position in the fast-growing biotech, vaccine and plasma markets. Consumables sales grew 20.2% and systems sales more than doubled compared to last year.

Sales in Laboratory increased 14.8% with solid growth in all regions.

Medical: Hospital Critical Care sales grew 14.7%. Sales of Pall-AquasafeTM water filters to hospitals in Europe were particularly strong.

OEM sales grew 6.9% on strong demand for I.V. filters in the Western Hemisphere. Blood Filtration sales were flat.

Food & Beverage: Consumables sales increased 4.3%, with all geographies contributing. Systems grew 25.1%. New products, including PROFi beer systems and an expanded offering of consumable filters, are driving growth.

Overall, Life Sciences operating margin improved by 200 basis points reflecting the business’ continued ability to leverage its sales growth with disciplined cost control. Operating profit increased 22.4% compared to a year ago to $83.7 million.

Industrial – Second Quarter Highlights

(Dollar Amounts in Thousands and Discussion of Sales and Orders Changes are in Local Currency)

			%	% CHANGE
Sales:	JAN. 31, 2011	JAN. 31, 2010	CHANGE	IN LC
Aeropower	$106,614	$96,651	10.3	11.6
Energy & Water	127,611	105,484	21.0	21.0
Microelectronics	76,793	60,967	26.0	21.4
Total Industrial segment	$311,018	$263,102	18.2	17.7

Gross profit	$147,759	$117,624
% of sales	47.5	44.7
Operating profit	$47,942	$23,424
% of sales	15.4	8.9

Aeropower: Machinery & Equipment sales grew 15.0% with all geographies up. Demand in the mining and primary metals industries remained strong.

Sales in Aerospace increased 7.7% with 17.0% growth in Commercial Aerospace. Military Aerospace sales were flat.

Energy & Water: Sales in Fuels & Chemicals increased 6.4%. Robust activity in the oil and gas, chemicals, and polymers markets was seen in the Western Hemisphere and Europe.

Power Generation sales increased 16.3%. The wind turbine market in Asia and demand from fossil fuel and nuclear power stations in the Western Hemisphere were noteworthy contributors.

Municipal Water sales principally comprised of systems which can be lumpy, increased 82.3%. In the Western Hemisphere sales more than tripled from a year ago.

Microelectronics: Activity in the Microelectronics market remained high globally and in all end markets. We see continued high capacity utilization rates at chip producers and consumer demand for electronics.

Industrial’s operating margin improved 650 basis points reflecting leverage of a strong top line supported by productivity improvements in manufacturing. Operating profit more than doubled to $47.9 million compared to a year ago.

Conclusion/Outlook

Mr. Krasnoff concluded, “We have positioned the Company to benefit as the economy strengthens. Our first-half results attest to the demand for Pall technologies and solid execution of our growth plans. In light of our first half performance and our expectations for the rest of the year, we are raising guidance. Including an estimated $0.09 benefit from foreign currency translation, we now expect projected pro forma EPS to be in the range of $2.80 to $2.90 for fiscal 2011.

In closing, we see significant opportunities for sustained revenue and profit growth to continue to drive value creation for shareholders.”

Conference Call
On Friday, March 11, 2011, at 8:30 am EST, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.

About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.4 billion for fiscal 2010, is an S&P 500 company with more than 10,000 employees serving customers worldwide. To see how Pall is helping enable a greener, safer, more sustainable future, visit www.pall.com/green.

Forward-Looking Statements
The matters discussed in this report contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the second quarter of fiscal year 2011 are preliminary until the Company's Form 10-Q is filed with the Securities and Exchange Commission on or before March 14, 2011. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I–Item 1A.–Risk Factors in the 2010 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the effect of litigation and regulatory inquiries associated with the restatement of our prior period financial statements; the impact of legislative, regulatory and political developments globally and the impact of the uncertain global economic environment and the timing and strength of a recovery in the markets and regions we serve, and the extent to which adverse economic conditions may affect our sales volume and results; demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices, as well as delays or cancellations in shipments; our ability to obtain regulatory approval or market acceptance of new technologies; our ability to successfully complete our business improvement initiatives, which include integrating and upgrading our information systems and the effect of a serious disruption in our information systems; fluctuations in our effective tax rate; volatility in foreign currency exchange rates, interest rates and energy costs and other macro economic challenges currently affecting us; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; increase in costs of manufacturing and operating costs; our ability to achieve and sustain the savings anticipated from cost reduction and gross margin improvement initiatives; the effect of the restrictive covenants in our debt facilities; our ability to enforce patents and protect proprietary products and manufacturing techniques; our ability to successfully complete or integrate any acquisitions; and the impact of pricing and other actions by competitors. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	JAN. 31, 2011	JULY 31, 2010
Assets:

Cash and cash equivalents	$435,261	$498,563
Accounts receivable	545,436	566,499
Inventories	464,047	415,046
Other current assets	226,076	222,651
Total current assets	1,670,820	1,702,759

Property, plant and equipment	734,353	706,435
Other assets	611,231	590,018
Total assets	$3,016,404	$2,999,212

Liabilities and Stockholders' Equity:

Short-term debt	$170,836	$42,028
Accounts payable, income taxes and other current liabilities	560,284	595,177
Total current liabilities	731,120	637,205

Long-term debt	485,637	741,353
Deferred taxes and other non-current liabilities	444,240	438,304
Total liabilities	1,660,997	1,816,862

Stockholders' equity	1,355,407	1,182,350
Total liabilities and stockholders' equity	$3,016,404	$2,999,212

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2011	JAN. 31, 2010	JAN. 31, 2011	JAN. 31, 2010
Net sales	$645,232	$560,401	$1,250,709	$1,107,340
Cost of sales	312,747	276,116	609,551	552,857
Gross profit	332,485	284,285	641,158	554,483
% of sales	51.5%	50.7%	51.3%	50.1%
Selling, general and administrative expenses	197,100	187,012	379,398	363,670
% of sales	30.5%	33.4%	30.3%	32.8%
Research and development	20,773	18,639	40,942	35,888
Earnings before restructuring and other charges,
net ("ROTC"), interest expense, net and income
taxes	114,612	78,634	220,818	154,925
% of sales	17.8%	14.0%	17.7%	14.0%
ROTC (a)	4,789	572	6,198	4,629
Interest expense, net (b)	5,814	5,694	13,108	3,088
Earnings before income taxes	104,009	72,368	201,512	147,208
Provision for income taxes (b)	28,345	22,749	54,439	30,606
Net earnings	$75,664	$49,619	$147,073	$116,602

Earnings per share:
Basic	$0.65	$0.42	$1.26	$0.99
Diluted	$0.64	$0.42	$1.25	$0.98

Average shares outstanding:
Basic	116,476	117,875	116,405	117,749
Diluted	118,266	119,290	118,102	119,028

Net earnings as reported	$75,664	$49,619	$147,073	$116,602
Discrete items:
Tax adjustments (b)	-	-	-	(14,188)
Interest adjustments, after pro forma tax
effect (b)	-	-	-	(7,499)
ROTC, after pro forma tax effect (a)	4,738	-	5,792	2,739
Total discrete items	4,738	-	5,792	(18,948)
Pro forma earnings	$80,402	$49,619	$152,865	$97,654

Diluted earnings per share as reported	$0.64	$0.42	$1.25	$0.98
Discrete items:
Tax adjustments (b)	-	-	-	(0.12)
Interest adjustments, after pro forma tax
effect (b)	-	-	-	(0.06)
ROTC, after pro forma tax effect (a)	0.04	-	0.04	0.02
Total discrete items	0.04	-	0.04	(0.16)
Pro forma diluted earnings per share	$0.68	$0.42	$1.29	$0.82

Pro forma earnings exclude the items below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific U.S. federal and/or foreign tax rates.

(a) ROTC in the quarter and six months ended January 31, 2011 of $4,789 ($4,738 after pro forma tax effect of $51) and $6,198 ($5,792 after pro forma tax effect of $406), respectively, primarily includes costs related to the Company's cost reduction initiatives.

ROTC in the six months ended January 31, 2010 of $4,057 ($2,739 after pro forma tax effect of $1,318), primarily includes costs related to the Company's cost reduction initiatives.

(b) Interest expense net, and provision for income taxes in the six months ended January 31, 2010 includes the reversal of accrued interest of $8,984 ($7,499 after pro forma tax effect of $1,485) and income taxes payable of $14,188, principally related to the resolution of a foreign tax audit.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	SIX MONTHS ENDED
	JAN. 31, 2011	JAN. 31, 2010
Net cash provided by operating activities	$155,523	$156,008

Investing activities:

Acquisitions, net of cash acquired	-	(8,984)
Capital expenditures	(59,945)	(63,459)
Other	(14,005)	(3,187)
Net cash used by investing activities	(73,950)	(75,630)

Financing activities:

Dividends paid	(36,976)	(33,913)
Notes payable and long-term (repayments) / borrowings	(133,062)	(1,815)
Purchase of treasury stock	(29,538)	(24,990)
Other	34,777	10,113
Net cash used by financing activities	(164,799)	(50,605)

Cash flow for period	(83,226)	29,773
Cash and cash equivalents at beginning of year	498,563	414,011
Effect of exchange rate changes on cash	19,924	(1,827)
Cash and cash equivalents at end of period	$435,261	$441,957

Free cash flow:
Net cash provided by operating activities	$155,523	$156,008
Less capital expenditures	59,945	63,459
Free cash flow	$95,578	$92,549

PALL CORPORATION
SUMMARY OPERATING PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2011	JAN. 31, 2010	JAN. 31, 2011	JAN. 31, 2010
Life Sciences
Sales	$334,214	$297,299	$645,794	$585,426
Cost of sales	149,488	130,638	291,149	262,944
Gross profit	184,726	166,661	354,645	322,482
% of sales	55.3%	56.1%	54.9%	55.1%

Selling, general and administrative expenses	88,188	86,177	171,662	166,830
% of sales	26.4%	29.0%	26.6%	28.5%
Research and development	12,888	12,124	26,145	22,738
Operating profit	$83,650	$68,360	$156,838	$132,914
% of sales	25.0%	23.0%	24.3%	22.7%

Industrial
Sales	$311,018	$263,102	$604,915	$521,914
Cost of sales	163,259	145,478	318,402	289,913
Gross profit	147,759	117,624	286,513	232,001
% of sales	47.5%	44.7%	47.4%	44.5%

Selling, general and administrative expenses	91,932	87,685	178,435	171,243
% of sales	29.6%	33.3%	29.5%	32.8%
Research and development	7,885	6,515	14,797	13,150
Operating profit	$47,942	$23,424	$93,281	$47,608
% of sales	15.4%	8.9%	15.4%	9.1%

CONSOLIDATED:
Operating profit	$131,592	$91,784	$250,119	$180,522
General corporate expenses	16,980	13,150	29,301	25,597
Earnings before ROTC, interest expense, net and
income taxes	114,612	78,634	220,818	154,925
ROTC	4,789	572	6,198	4,629
Interest expense, net	5,814	5,694	13,108	3,088
Earnings before income taxes	$104,009	$72,368	$201,512	$147,208

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SECOND QUARTER ENDED	JAN. 31, 2011	JAN. 31, 2010	% CHANGE	IMPACT	CURRENCY
Life Sciences			|-------------- Increase/(Decrease) -------------|
By Market:
BioPharmaceuticals	$179,550	$146,972	22.2	$(2,050)	23.6
Medical	102,305	100,451	1.8	(1,495)	3.3
Food & Beverage	52,359	49,876	5.0	(1,266)	7.5
Total Life Sciences	$334,214	$297,299	12.4	$(4,811)	14.0

By Geography:
Western Hemisphere	$118,477	$101,616	16.6	$136	16.5
Europe	153,725	147,593	4.2	(8,743)	10.1
Asia	62,012	48,090	28.9	3,796	21.1
Total Life Sciences	$334,214	$297,299	12.4	$(4,811)	14.0

Industrial
By Market:
Aeropower	$106,614	$96,651	10.3	$(1,295)	11.6
Energy & Water	127,611	105,484	21.0	(28)	21.0
Microelectronics	76,793	60,967	26.0	2,786	21.4
Total Industrial	$311,018	$263,102	18.2	$1,463	17.7

By Geography:
Western Hemisphere	$105,079	$73,510	42.9	$299	42.5
Europe	86,657	82,196	5.4	(5,552)	12.2
Asia	119,282	107,396	11.1	6,716	4.8
Total Industrial	$311,018	$263,102	18.2	$1,463	17.7

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SIX MONTHS ENDED	JAN. 31, 2011	JAN. 31, 2010	% CHANGE	IMPACT	CURRENCY
Life Sciences			|-------------- Increase/(Decrease) -------------|
By Market:
BioPharmaceuticals	$340,959	$290,195	17.5	$(4,713)	19.1
Medical	200,847	196,138	2.4	(3,359)	4.1
Food & Beverage	103,988	99,093	4.9	(3,247)	8.2
Total Life Sciences	$645,794	$585,426	10.3	$(11,319)	12.2

By Geography:
Western Hemisphere	$228,128	$196,686	16.0	$280	15.8
Europe	299,113	295,336	1.3	(18,298)	7.5
Asia	118,553	93,404	26.9	6,699	19.8
Total Life Sciences	$645,794	$585,426	10.3	$(11,319)	12.2

Industrial
By Market:
Aeropower	$223,163	$191,670	16.4	$(2,925)	18.0
Energy & Water	230,004	212,728	8.1	(1,548)	8.8
Microelectronics	151,748	117,516	29.1	4,585	25.2
Total Industrial	$604,915	$521,914	15.9	$112	15.9

By Geography:
Western Hemisphere	$205,547	$145,608	41.2	$487	40.8
Europe	168,338	165,170	1.9	(11,299)	8.8
Asia	231,030	211,136	9.4	10,924	4.2
Total Industrial	$604,915	$521,914	15.9	$112	15.9

# # #

Contact:

Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com